Exhibit 99.1

People’s United Financial Reports Fourth Quarter Net Income of $137.5 Million, or

$0.31 per Common Share

Operating Earnings of $0.37 per Common Share

•	Completed the acquisition of United Financial on November 1st.

•	Return on average assets of 0.98 percent, or 1.13 percent on an operating basis, and return on average tangible common equity of 12.8 percent, or 15.2 percent on an operating basis.

•	Net interest margin of 3.14 percent, expanded two basis points linked-quarter and benefited from a 13 basis point reduction in deposit costs.

•	Efficiency ratio of 53.7 percent, improved 310 basis points linked-quarter, reflecting well-controlled expenses and higher revenues, particularly continued strong non-interest income results.

•

Period-end loans increased 12 percent linked-quarter driven by the United Financial acquisition and solid commercial organic growth, partially offset by a planned reduction of residential mortgage balances.

BRIDGEPORT, CT., January 16, 2020 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the fourth quarter and full year 2019. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended			Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Net income	$137.5	$135.1	$132.9	$520.4	$468.1
Net income available to common shareholders	134.0	131.6	129.4	506.3	454.0
Per common share	0.31	0.33	0.35	1.27	1.29

Operating earnings[1]	158.8	135.5	134.2	552.1	461.4
Per common share	0.37	0.34	0.36	1.39	1.31

Net interest income	$382.7	$348.7	$332.6	$1,412.3	$1,236.0
Net interest margin	3.14%	3.12%	3.17%	3.14%	3.12%

Non-interest income	124.2	106.0	88.7	431.1	366.4
Operating non-interest income[1]	116.6	106.0	98.7	423.5	376.4

Non-interest expense	$325.7	$281.4	$262.7	$1,162.7	$996.1
Operating non-interest expense[1]	286.6	276.4	254.7	1,097.1	984.7

Efficiency ratio	53.7%	56.8%	55.1%	55.8%	57.4%

Average balances
Loans	$42,006	$38,317	$35,016	$38,419	$32,854
Deposits	42,195	38,657	35,959	39,143	33,601

Period-end balances
Loans	43,596	38,781	35,241
Deposits	43,590	38,574	36,159

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are very pleased with the Company’s financial and operating performance in 2019,” said Jack Barnes, Chairman and Chief Executive Officer. “It was another noteworthy year for People’s United as we acquired two banks and a specialty finance company, enhanced our suite of banking technology and further strengthened core capabilities. As a result, we continued to build the earnings power of the Company as evidenced by a 20 percent increase in full year operating earnings from a year ago and an operating return on average tangible common equity of 14.7 percent. In addition, operating earnings per common share of $1.39 increased for the tenth consecutive year. While we have almost tripled total assets to nearly $60 billion over the last ten years, we have remained true to our roots of delivering superior service at a local level, maintaining exceptional asset quality and supporting our communities. As we start a new decade already filled with economic and competitive uncertainties, we are confident our long-term approach to managing the business will enable us to generate value for customers and shareholders regardless of the operating environment. ”

“We concluded 2019 with a strong financial performance as demonstrated by another record quarter of earnings,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating earnings of $158.8 million increased 17 percent linked-quarter and reflected the acquisition of United, improved net interest margin and positive operating leverage. The fourth quarter margin of 3.14 percent benefited from continued remixing of the loan portfolio, disciplined management of deposit costs and the net effect of purchase accounting adjustments related to the United transaction. Excluding these purchase accounting adjustments, the margin was 3.09 percent. On an organic basis, period-end loan balances were essentially flat compared to September 30th, while period-end deposits declined one percent. Commercial loan growth of $314 million was driven by solid results in commercial real estate, equipment finance and our specialized industry verticals within C&I. These increases were offset by a $343 million decline in retail loans mostly due to our planned reduction of residential mortgages as we continue to remix the balance sheet with a focus on higher yielding portfolios. The decline in period-end deposits of $287 million was primarily attributable to lower brokered deposit balances.”

	As of and for the Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Dec. 31, 2018
Asset Quality
Net loan charge-offs to average total loans	0.06%	0.06%	0.09%
Originated non-performing loans as a percentage of originated loans	0.48%	0.48%	0.55%

Returns
Return on average assets[1]	0.98%	1.05%	1.11%
Return on average tangible common equity[1]	12.8%	14.0%	14.9%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	8.0%	7.8%	7.6%
Tier 1 leverage	9.2%	8.7%	8.7%
Common equity tier 1	10.2%	10.1%	10.3%
Tier 1 risk-based	10.7%	10.7%	10.9%
Total risk-based	12.0%	12.0%	12.5%

People’s United Bank, N.A.
Tier 1 leverage	9.3%	8.8%	9.0%
Common equity tier 1	10.8%	10.8%	11.4%
Tier 1 risk-based	10.8%	10.8%	11.4%
Total risk-based	12.1%	12.2%	13.2%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.1775 per common share quarterly dividend payable February 15, 2020 to shareholders of record on February 1, 2020. Based on the closing stock price on January 15, 2020, the dividend yield on People’s United Financial common stock is 4.4 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with approximately $59 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

4Q 2019 Financial Highlights

Summary

•	Net income totaled $137.5 million, or $0.31 per common share.

•	Net income available to common shareholders totaled $134.0 million.

•	Operating earnings totaled $158.8 million, or $0.37 per common share (see page 16).

•	Net interest income totaled $382.7 million in 4Q19 compared to $348.7 million in 3Q19.

•	Net interest margin increased two basis points from 3Q19 to 3.14% reflecting:

•	Lower rates on deposits (increase of four basis points).

•	Lower rates on borrowings (increase of two basis points).

•	Lower yields on the loan portfolio (decrease of four basis points).

•	Provision for loan losses totaled $7.3 million.

•	Net loan charge-offs totaled $6.7 million.

•	Net loan charge-off ratio of 0.06% in 4Q19.

•	Non-interest income totaled $124.2 million in 4Q19 compared to $106.0 million in 3Q19.

•	Customer interest rate swap income increased $3.3 million.

•	Bank service charges increased $1.9 million.

•	Commercial banking lending fees increased $1.1 million.

•	Insurance revenue decreased $2.8 million.

•	Included in other non-interest income is a $7.6 million net gain on the sale of branches (see page 16).

•	At December 31, 2019, assets under discretionary management totaled $9.2 billion.

•	Non-interest expense totaled $325.7 million in 4Q19 compared to $281.4 million in 3Q19.

•	Operating non-interest expense totaled $286.6 million in 4Q19 (see page 16).

•

Compensation and benefits expense, excluding $7.5 million and $0.8 million of merger-related expenses in 4Q19 and 3Q19, respectively, increased $6.6 million, primarily reflecting additional employees resulting from the United Financial acquisition.

•	Professional and outside services expense, excluding $5.6 million and $3.7 million of merger-related expenses in 4Q19 and 3Q19, respectively, increased $4.0 million.

•	Regulatory assessment expense increased $2.0 million.

•	Included in other non-interest expense in 4Q19 is a $16.5 million charge relating to the write-off of an intangible asset and $8.9 million of merger-related expenses (see page 16).

•	The efficiency ratio was 53.7% for 4Q19 compared to 56.8% for 3Q19 and 55.1% for 4Q18 (see page 16).

•	The effective income tax rate was 21.0% for 4Q19 and 20.2% for the full-year of 2019, compared to 18.8% for the full-year of 2018.

•	The rate in 2018 reflects a $9.2 million benefit recognized in connection with tax reform.

Commercial Banking

•	Commercial loans totaled $30.7 billion at December 31, 2019, an increase of $3.2 billion from September 30, 2019.

•	Organic growth of $314 million.

•	The equipment financing portfolio increased $175 million.

•	The mortgage warehouse portfolio decreased $180 million.

•	The New York multifamily portfolio decreased $55 million.

•	Average commercial loans totaled $29.4 billion in 4Q19, an increase of $2.5 billion from 3Q19.

•	The average equipment financing portfolio increased $144 million.

•	The average mortgage warehouse portfolio increased $138 million.

•	The average New York multifamily portfolio decreased $73 million.

•	Commercial deposits totaled $16.6 billion at December 31, 2019 compared to $14.9 billion at September 30, 2019.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.44% at both December 31, 2019 and September 30, 2019.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $119.2 million at December 31, 2019 compared to $118.3 million at September 30, 2019.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.89% at both December 31, 2019 and September 30, 2019.

•	The originated commercial allowance for loan losses represented 201% of originated non-performing commercial loans at December 31, 2019 compared to 205% at September 30, 2019.

Retail Banking

•	Residential mortgage loans totaled $10.3 billion at December 31, 2019, an increase of $1.0 billion from September 30, 2019.

•	Average residential mortgage loans totaled $10.0 billion in 4Q19, an increase of $626 million from 3Q19.

•	Home equity loans totaled $2.4 billion at December 31, 2019, an increase of $450 million from September 30, 2019.

•	Average home equity loans totaled $2.3 billion in 4Q19, an increase of $279 million from 3Q19.

•	Retail deposits totaled $27.0 billion at December 31, 2019 compared to $23.7 billion at September 30, 2019.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.55% at both December 31, 2019 and September 30, 2019.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.78% at December 31, 2019 compared to 0.85% at September 30, 2019.

•	For the originated retail loan portfolio, the allowance for loan losses as a percentage of loans was 0.35% at both December 31, 2019 and September 30, 2019.

•	The originated retail allowance for loan losses represented 59% of originated non-performing retail loans at December 31, 2019 compared to 57% at September 30, 2019.

Conference Call

On January 16, 2020, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of United Financial Bancorp, Inc. effective November 1, 2019. Accordingly, United Financial’s results of operations are included beginning with the effective date, and prior period results have not been restated to include United Financial.

	Three Months Ended
(dollars in millions, except per common share data)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Earnings Data:
Net interest income (fully taxable equivalent)	$390.3	$356.0	$355.4	$340.0	$339.5
Net interest income	382.7	348.7	348.1	332.8	332.6
Provision for loan losses	7.3	7.8	7.6	5.6	9.9
Non-interest income (1)	124.2	106.0	106.3	94.6	88.7
Non-interest expense (1)	325.7	281.4	278.4	277.2	262.7
Income before income tax expense	173.9	165.5	168.4	144.6	148.7
Net income	137.5	135.1	133.2	114.6	132.9
Net income available to common shareholders (1)	134.0	131.6	129.7	111.1	129.4

Selected Statistical Data:
Net interest margin (2)	3.14%	3.12%	3.12%	3.20%	3.17%
Return on average assets (1), (2)	0.98	1.05	1.04	0.96	1.11
Return on average common equity (2)	7.2	7.7	7.7	7.0	8.3
Return on average tangible common equity (1), (2)	12.8	14.0	14.1	13.0	14.9
Efficiency ratio (1)	53.7	56.8	55.8	57.3	55.1

Common Share Data:
Earnings per common share:
Basic	$0.31	$0.34	$0.33	$0.30	$0.35
Diluted (1)	0.31	0.33	0.33	0.30	0.35
Dividends paid per common share	0.1775	0.1775	0.1775	0.1750	0.1750
Common dividend payout ratio (1)	52.2%	53.1%	53.8%	58.6%	50.3%
Book value per common share (end of period)	$17.60	$17.54	$17.34	$17.13	$16.95
Tangible book value per common share (end of period) (1)	10.12	9.74	9.51	9.35	9.23
Stock price:
High	17.22	17.10	17.66	18.03	17.46
Low	14.73	13.81	15.24	14.25	13.66
Close (end of period)	16.90	15.64	16.78	16.44	14.43
Common shares (end of period) (in millions)	437.74	392.57	392.24	372.18	371.02
Weighted average diluted common shares (in millions)	424.98	394.45	394.57	374.09	372.83

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of United Financial Bancorp, Inc. effective November 1, 2019. Accordingly, United Financial’s results of operations are included beginning with the effective date, and prior period results have not been restated to include United Financial.

	Twelve Months Ended December 31,
(dollars in millions, except per common share data)	2019	2018
Earnings Data:
Net interest income (fully taxable equivalent)	$1,441.7	$1,262.4
Net interest income	1,412.3	1,236.0
Provision for loan losses	28.3	30.0
Non-interest income (1)	431.1	366.4
Non-interest expense (1)	1,162.7	996.1
Income before income tax expense	652.4	576.3
Net income	520.4	468.1
Net income available to common shareholders (1)	506.3	454.0

Selected Statistical Data:
Net interest margin	3.14%	3.12%
Return on average assets (1)	1.01	1.04
Return on average common equity	7.4	7.8
Return on average tangible common equity (1)	13.4	14.3
Efficiency ratio (1)	55.8	57.4

Common Share Data:
Earnings per common share:
Basic	$1.28	$1.30
Diluted (1)	1.27	1.29
Dividends paid per common share	0.7075	0.6975
Common dividend payout ratio (1)	54.3%	53.7%
Book value per common share (end of period)	$17.60	$16.95
Tangible book value per common share (end of period) (1)	10.12	9.23
Stock price:
High	18.03	20.26
Low	13.81	13.66
Close (end of period)	16.90	14.43
Common shares (end of period) (in millions)	437.74	371.02
Weighted average diluted common shares (in millions)	397.15	351.66

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of United Financial Bancorp, Inc. effective November 1, 2019. Accordingly, United Financial’s results of operations are included beginning with the effective date, and prior period results have not been restated to include United Financial.

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Financial Condition Data:
Total assets	$58,590	$52,072	$51,622	$48,092	$47,877
Loans	43,596	38,781	38,557	35,515	35,241
Securities	7,790	7,135	7,086	7,176	7,233
Short-term investments	317	158	275	106	266
Allowance for loan losses	247	246	244	241	240
Goodwill and other acquisition-related intangible assets	3,275	3,065	3,073	2,897	2,866
Deposits	43,590	38,574	39,467	36,901	36,159
Borrowings	5,155	4,629	3,400	2,860	3,593
Notes and debentures	993	916	912	902	896
Stockholders’ equity	7,947	7,131	7,046	6,621	6,534
Total risk-weighted assets (1):
People’s United Financial, Inc.	45,243	39,779	39,026	36,466	35,910
People’s United Bank, N.A.	45,210	39,727	38,976	36,447	35,875
Non-performing assets (2)	180	182	179	167	186
Net loan charge-offs	6.7	5.8	4.5	5.1	7.5

Average Balances:
Loans	$42,006	$38,317	$38,229	$35,046	$35,016
Securities (3)	7,372	7,041	7,147	7,311	7,479
Short-term investments	294	219	214	203	292
Total earning assets	49,673	45,577	45,591	42,560	42,786
Total assets	56,130	51,524	51,088	47,800	47,721
Deposits	42,195	38,657	39,211	36,450	35,959
Borrowings	4,146	3,855	3,146	2,937	3,456
Notes and debentures	974	914	904	896	886
Total funding liabilities	47,314	43,427	43,261	40,284	40,302
Stockholders’ equity	7,654	7,079	6,978	6,562	6,515

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.06%	0.05%	0.06%	0.09%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.55	0.56	0.56	0.54	0.61
Originated allowance for loan losses to:
Originated loans (2)	0.75	0.75	0.76	0.76	0.77
Originated non-performing loans (2)	156.4	156.0	146.0	157.0	140.9
Average stockholders’ equity to average total assets	13.6	13.7	13.7	13.7	13.7
Stockholders’ equity to total assets	13.6	13.7	13.6	13.8	13.6
Tangible common equity to tangible assets (4)	8.0	7.8	7.7	7.7	7.6
Total risk-based capital (1):
People’s United Financial, Inc.	12.0	12.0	12.0	12.4	12.5
People’s United Bank, N.A.	12.1	12.2	12.4	12.9	13.2

(1)	December 31, 2019 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Dec. 31, 2018
Assets
Cash and due from banks	$484.2	$635.2	$505.9	$665.7
Short-term investments	316.8	157.8	274.8	266.3
Securities:
Trading debt securities, at fair value	7.1	9.3	9.3	8.4
Equity securities, at fair value	8.2	7.8	8.5	8.1
Debt securities available-for-sale, at fair value	3,564.3	2,978.7	2,971.2	3,121.0
Debt securities held-to-maturity, at amortized cost	3,869.2	3,805.4	3,807.5	3,792.3
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	341.1	334.0	289.4	303.4

Total securities	7,789.9	7,135.2	7,085.9	7,233.2

Loans held-for-sale	511.3	24.8	17.4	19.5

Loans:
Commercial real estate	14,762.3	12,186.9	12,230.7	11,649.6
Commercial and industrial	11,041.6	10,545.9	10,121.8	9,088.9
Equipment financing	4,910.4	4,735.6	4,611.0	4,339.2

Total Commercial Portfolio	30,714.3	27,468.4	26,963.5	25,077.7

Residential mortgage	10,318.1	9,308.7	9,532.6	8,154.2
Home equity and other consumer	2,563.7	2,004.3	2,060.6	2,009.5

Total Retail Portfolio	12,881.8	11,313.0	11,593.2	10,163.7

Total loans	43,596.1	38,781.4	38,556.7	35,241.4
Less allowance for loan losses	(246.6)	(246.0)	(244.0)	(240.4)

Total loans, net	43,349.5	38,535.4	38,312.7	35,001.0

Goodwill and other acquisition-related intangible assets	3,274.6	3,064.9	3,072.9	2,865.7
Bank-owned life insurance	705.0	505.6	504.4	467.0
Premises and equipment, net	305.5	258.5	261.0	267.3
Other assets	1,853.0	1,754.4	1,587.5	1,091.6

Total assets	$58,589.8	$52,071.8	$51,622.5	$47,877.3

Liabilities
Deposits:
Non-interest-bearing	$9,803.7	$9,129.3	$8,747.2	$8,543.0
Savings	4,987.7	4,616.6	4,847.4	4,116.5
Interest-bearing checking and money market	19,592.6	16,727.2	17,424.8	16,583.3
Time	9,205.5	8,100.4	8,447.9	6,916.2

Total deposits	43,589.5	38,573.5	39,467.3	36,159.0

Borrowings:
Federal Home Loan Bank advances	3,125.4	2,948.5	2,054.4	2,404.5
Federal funds purchased	1,620.0	1,365.0	1,110.0	845.0
Customer repurchase agreements	409.1	315.6	235.2	332.9
Other borrowings	—	—	—	11.0

Total borrowings	5,154.5	4,629.1	3,399.6	3,593.4

Notes and debentures	993.1	915.7	911.5	895.8
Other liabilities	905.5	822.8	797.9	695.2

Total liabilities	50,642.6	44,941.1	44,576.3	41,343.4

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.3	4.9	4.9	4.7
Additional paid-in capital	7,639.4	6,901.5	6,890.7	6,549.3
Retained earnings	1,512.8	1,449.3	1,388.1	1,284.8
Unallocated common stock of Employee Stock Ownership Plan, at cost	(122.9)	(124.7)	(126.5)	(130.1)
Accumulated other comprehensive loss	(166.9)	(182.3)	(193.0)	(256.8)
Treasury stock, at cost	(1,164.6)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	7,947.2	7,130.7	7,046.2	6,533.9

Total liabilities and stockholders’ equity	$58,589.8	$52,071.8	$51,622.5	$47,877.3

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Interest and dividend income:
Commercial real estate	$147.2	$136.6	$139.9	$132.7	$130.2
Commercial and industrial	114.9	113.4	111.4	103.9	100.1
Equipment financing	66.7	65.3	62.8	59.0	56.7
Residential mortgage	88.2	84.7	85.5	70.7	70.2
Home equity and other consumer	30.8	24.7	25.7	24.9	24.4

Total interest on loans	447.8	424.7	425.3	391.2	381.6
Securities	47.8	44.7	46.2	47.8	48.5
Short-term investments	1.0	1.3	1.2	1.3	1.4
Loans held-for-sale	0.3	0.2	0.1	0.2	0.3

Total interest and dividend income	496.9	470.9	472.8	440.5	431.8

Interest expense:
Deposits	86.9	92.2	96.6	81.2	70.6
Borrowings	18.5	21.5	19.3	17.7	20.0
Notes and debentures	8.8	8.5	8.8	8.8	8.6

Total interest expense	114.2	122.2	124.7	107.7	99.2

Net interest income	382.7	348.7	348.1	332.8	332.6
Provision for loan losses	7.3	7.8	7.6	5.6	9.9

Net interest income after provision for loan losses	375.4	340.9	340.5	327.2	322.7

Non-interest income:
Bank service charges	28.9	27.0	26.4	25.2	26.9
Investment management fees	16.7	17.3	17.1	16.5	16.4
Commercial banking lending fees	12.9	11.8	10.2	7.8	9.6
Operating lease income	12.8	13.0	12.7	12.7	12.0
Customer interest rate swap income, net	8.9	5.6	7.6	3.0	6.3
Insurance revenue	7.5	10.3	8.7	10.5	6.7
Cash management fees	7.1	7.3	7.2	6.8	6.6
Brokerage commissions	2.6	2.6	2.6	2.8	3.3
Net security gains (losses) (1)	0.1	—	0.1	—	(10.0)
Other non-interest income (1)	26.7	11.1	13.7	9.3	10.9

Total non-interest income	124.2	106.0	106.3	94.6	88.7

Non-interest expense:
Compensation and benefits	171.4	158.1	161.3	155.4	151.5
Occupancy and equipment	52.2	45.0	44.4	44.3	44.6
Professional and outside services	29.6	23.7	24.9	20.0	21.4
Amortization of other acquisition-related intangible assets	9.8	8.0	8.0	6.7	6.9
Operating lease expense	9.6	9.9	9.9	9.4	9.8
Regulatory assessments	7.3	5.3	6.5	7.0	7.4
Other non-interest expense	45.8	31.4	23.4	34.4	21.1

Total non-interest expense (1)	325.7	281.4	278.4	277.2	262.7

Income before income tax expense	173.9	165.5	168.4	144.6	148.7
Income tax expense (1)	36.4	30.4	35.2	30.0	15.8

Net income	137.5	135.1	133.2	114.6	132.9
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$134.0	$131.6	$129.7	$111.1	$129.4

Earnings per common share:
Basic	$0.31	$0.34	$0.33	$0.30	$0.35
Diluted	0.31	0.33	0.33	0.30	0.35

(1)

Includes $10.0 million of security losses for the three months ended December 31, 2018, which are considered non-operating, incurred in response to a tax reform-related benefit recognized in the period. Other non-interest income includes $7.6 million of non-operating income for the three months ended December 31, 2019. Total non-interest expense includes $39.1 million, $5.0 million, $6.5 million, $15.0 million and $8.0 million of non-operating expenses for the three months ended December, 31 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively. Income tax expense for the three months ended December 31, 2018 includes a $9.2 million benefit recognized in connection with tax reform, which is considered non-operating. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per common share data)	2019	2018
Interest and dividend income:
Commercial real estate	$556.4	$463.4
Commercial and industrial	443.6	365.7
Equipment financing	253.8	212.3
Residential mortgage	329.1	236.2
Home equity and other consumer	106.1	88.6

Total interest on loans	1,689.0	1,366.2
Securities	186.5	184.2
Short-term investments	4.8	5.0
Loans held for sale	0.8	0.9

Total interest and dividend income	1,881.1	1,556.3

Interest expense:
Deposits	356.9	216.1
Borrowings	77.0	70.9
Notes and debentures	34.9	33.3

Total interest expense	468.8	320.3

Net interest income	1,412.3	1,236.0
Provision for loan losses	28.3	30.0

Net interest income after provision for loan losses	1,384.0	1,206.0

Non-interest income:
Bank service charges	107.5	99.9
Investment management fees	67.6	68.7
Operating lease income	51.2	44.9
Commercial banking lending fees	42.7	37.3
Insurance revenue	37.0	34.6
Cash management fees	28.4	27.1
Customer interest rate swap income, net	25.1	14.6
Brokerage commissions	10.6	12.8
Net security gains (losses) (1)	0.2	(9.8)
Other non-interest income (1)	60.8	36.3

Total non-interest income	431.1	366.4

Non-interest expense:
Compensation and benefits	646.2	562.9
Occupancy and equipment	185.9	168.2
Professional and outside services	98.2	77.6
Operating lease expense	38.8	36.4
Amortization of other acquisition-related intangible assets	32.5	21.8
Regulatory assessments	26.1	37.9
Other non-interest expense	135.0	91.3

Total non-interest expense (1)	1,162.7	996.1

Income before income tax expense	652.4	576.3
Income tax expense (1)	132.0	108.2

Net income	520.4	468.1
Preferred stock dividend	14.1	14.1

Net income available to common shareholders	$506.3	$454.0

Earnings per common share:
Basic	$1.28	$1.30
Diluted	1.27	1.29

(1)

Includes $10.0 million of security losses for the twelve months ended December 31, 2018, which are considered non-operating, incurred in response to a tax reform-related benefit recognized in the period. Other non-interest income includes $7.6 million of non-operating income for the twelve months ended December 31, 2019. Total non-interest expense includes $65.6 million and $11.4 million of non-operating expenses for the twelve months ended December 31, 2019 and 2018, respectively. Income tax expense for the twelve months ended December 31, 2018 includes a $9.2 million benefit recognized in connection with tax reform, which is considered non-operating. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2019			September 30, 2019			December 31, 2018
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$294.4	$1.0	1.39%	$218.7	$1.3	2.33%	$291.6	$1.4	2.02%
Securities (2)	7,372.2	52.6	2.85	7,041.3	49.4	2.80	7,478.7	52.9	2.83
Loans:
Commercial real estate	13,793.2	147.2	4.27	12,194.8	136.6	4.48	11,688.1	130.2	4.45
Commercial and industrial	10,805.1	117.7	4.36	10,059.2	116.0	4.61	8,880.3	102.6	4.62
Equipment financing	4,785.0	66.7	5.58	4,640.6	65.3	5.63	4,243.2	56.7	5.34
Residential mortgage	10,019.0	88.5	3.53	9,392.7	84.9	3.62	8,165.4	70.5	3.46
Home equity and other consumer	2,603.8	30.8	4.72	2,029.2	24.7	4.88	2,038.5	24.4	4.80

Total loans	42,006.1	450.9	4.29	38,316.5	427.5	4.46	35,015.5	384.4	4.39

Total earning assets	49,672.7	$504.5	4.06%	45,576.5	$478.2	4.20%	42,785.8	$438.7	4.10%

Other assets	6,457.2			5,947.8			4,935.3

Total assets	$56,129.9			$51,524.3			$47,721.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$9,593.6	$—	—%	$8,777.3	$—	—%	$8,576.4	$—	—%
Savings, interest-bearing checking and money market	23,674.3	49.7	0.84	21,758.5	53.4	0.98	20,621.7	41.7	0.81
Time	8,926.8	37.2	1.67	8,121.6	38.8	1.91	6,761.1	28.9	1.71

Total deposits	42,194.7	86.9	0.82	38,657.4	92.2	0.95	35,959.2	70.6	0.79

Borrowings:
Federal Home Loan Bank advances	2,287.7	11.4	1.99	2,363.0	14.1	2.39	2,371.9	14.9	2.51
Federal funds purchased	1,489.3	6.4	1.73	1,202.3	6.8	2.26	761.4	4.5	2.38
Customer repurchase agreements	369.2	0.7	0.73	290.1	0.6	0.86	285.1	0.4	0.56
Other borrowings	—	—	—	—	—	—	37.5	0.2	2.26

Total borrowings	4,146.2	18.5	1.78	3,855.4	21.5	2.23	3,455.9	20.0	2.32

Notes and debentures	973.5	8.8	3.61	913.8	8.5	3.73	886.4	8.6	3.90

Total funding liabilities	47,314.4	$114.2	0.96%	43,426.6	$122.2	1.13%	40,301.5	$99.2	0.99%

Other liabilities	1,161.3			1,019.1			904.2

Total liabilities	48,475.7			44,445.7			41,205.7
Stockholders’ equity	7,654.2			7,078.6			6,515.4

Total liabilities and stockholders’ equity	$56,129.9			$51,524.3			$47,721.1

Net interest income/spread (3)		$390.3	3.10%		$356.0	3.07%		$339.5	3.11%

Net interest margin			3.14%			3.12%			3.17%

(1)	Average yields earned and rates paid are annualized.
(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $7.6 million, $7.3 million and $6.9 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2019			December 31, 2018
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$232.7	$4.8	2.06%	$278.9	$5.0	1.81%
Securities (1)	7,217.5	205.2	2.84	7,343.7	200.9	2.74
Loans:
Commercial real estate	12,480.1	556.4	4.46	11,017.7	463.4	4.21
Commercial and industrial	9,874.7	454.3	4.60	8,611.7	375.4	4.36
Equipment financing	4,574.9	253.8	5.55	4,040.8	212.3	5.25
Residential mortgage	9,314.8	329.9	3.54	7,188.6	237.1	3.30
Home equity and other consumer	2,174.0	106.1	4.88	1,995.6	88.6	4.44

Total loans	38,418.5	1,700.5	4.43	32,854.4	1,376.8	4.19

Total earning assets	45,868.7	$1,910.5	4.17%	40,477.0	$1,582.7	3.91%

Other assets	5,789.3			4,552.7

Total assets	$51,658.0			$45,029.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,822.9	$—	—%	$8,069.8	$—	—%
Savings, interest-bearing checking and money market	22,204.1	209.3	0.94	19,630.1	127.4	0.65
Time	8,115.7	147.6	1.82	5,901.4	88.7	1.50

Total deposits	39,142.7	356.9	0.91	33,601.3	216.1	0.64

Borrowings:
Federal Home Loan Bank advances	2,098.0	50.1	2.39	2,653.6	54.5	2.05
Federal funds purchased	1,127.5	24.6	2.18	682.2	13.6	2.00
Customer repurchase agreements	296.6	2.2	0.75	252.7	1.0	0.40
Other borrowings	3.3	0.1	1.87	104.5	1.8	1.66

Total borrowings	3,525.4	77.0	2.18	3,693.0	70.9	1.92

Notes and debentures	922.1	34.9	3.78	889.8	33.3	3.75

Total funding liabilities	43,590.2	$468.8	1.08%	38,184.1	$320.3	0.84%

Other liabilities	996.5			808.4

Total liabilities	44,586.7			38,992.5
Stockholders’ equity	7,071.3			6,037.2

Total liabilities and stockholders’ equity	$51,658.0			$45,029.7

Net interest income/spread (2)		$1,441.7	3.09%		$1,262.4	3.07%

Net interest margin			3.14%			3.12%

(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $29.4 million and $26.4 million for the twelve months ended December 31, 2019 and 2018, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Originated non-performing loans:
Commercial:
Commercial real estate	$29.8	$25.1	$23.2	$33.6	$33.5
Commercial and industrial	32.1	37.7	45.4	30.3	38.0
Equipment financing	46.2	41.5	42.7	37.5	42.0

Total	108.1	104.3	111.3	101.4	113.5

Retail:
Residential mortgage	36.3	36.6	38.4	35.4	38.9
Home equity	12.6	14.3	14.7	14.1	15.3
Other consumer	—	0.1	—	—	—

Total	48.9	51.0	53.1	49.5	54.2

Total originated non-performing loans (1)	157.0	155.3	164.4	150.9	167.7

REO:
Residential	11.9	12.3	8.1	6.9	5.5
Commercial	7.3	7.7	0.6	4.1	8.7

Total REO	19.2	20.0	8.7	11.0	14.2

Repossessed assets	4.2	6.3	5.7	5.6	3.9

Total non-performing assets	$180.4	$181.6	$178.8	$167.5	$185.8

Acquired non-performing loans (contractual amount)	$67.1	$21.1	$34.1	$42.6	$50.1

Originated non-performing loans as a percentage of originated loans	0.48%	0.48%	0.52%	0.49%	0.55%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.55	0.56	0.56	0.54	0.61
Tangible stockholders’ equity and originated allowance for loan losses	3.67	4.21	4.24	4.23	4.76

(1)

Reported net of government guarantees totaling $1.3 million at December 31, 2019, $1.4 million at September 30, 2019, $1.6 million at June 30, 2019, $1.4 million at March 31, 2019 and $1.9 million at December 31, 2018.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Allowance for loan losses on originated loans:
Balance at beginning of period	$242.3	$240.1	$236.9	$236.3	$233.9
Charge-offs	(7.2)	(6.8)	(4.4)	(5.6)	(7.3)
Recoveries	1.6	2.1	2.2	2.2	1.3

Net loan charge-offs	(5.6)	(4.7)	(2.2)	(3.4)	(6.0)
Provision for loan losses	8.8	6.9	5.4	4.0	8.4

Balance at end of period	245.5	242.3	240.1	236.9	236.3

Allowance for loan losses on acquired loans:
Balance at beginning of period	3.7	3.9	4.0	4.1	4.1
Charge-offs	(1.3)	(1.4)	(2.9)	(1.9)	(1.8)
Recoveries	0.2	0.3	0.6	0.2	0.3

Net loan charge-offs	(1.1)	(1.1)	(2.3)	(1.7)	(1.5)
Provision for loan losses	(1.5)	0.9	2.2	1.6	1.5

Balance at end of period	1.1	3.7	3.9	4.0	4.1

Total allowance for loan losses	$246.6	$246.0	$244.0	$240.9	$240.4

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.89%	0.89%	0.91%	0.91%	0.93%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.35	0.35	0.34	0.37	0.36
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.75	0.76	0.76	0.77
Originated non-performing loans	156.4	156.0	146.0	157.0	140.9

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Commercial:
Commercial real estate	$(0.1)	$(0.2)	$0.1	$1.1	$1.4
Commercial and industrial	2.3	1.6	0.2	1.7	1.4
Equipment financing	4.2	4.2	3.9	2.2	4.4

Total	6.4	5.6	4.2	5.0	7.2

Retail:
Residential mortgage	(0.2)	—	0.1	0.1	—
Home equity	0.3	—	—	(0.2)	0.1
Other consumer	0.2	0.2	0.2	0.2	0.2

Total	0.3	0.2	0.3	0.1	0.3

Total net loan charge-offs	$6.7	$5.8	$4.5	$5.1	$7.5

Net loan charge-offs to average total loans (annualized)	0.06%	0.06%	0.05%	0.06%	0.09%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Total non-interest expense	$325.7	$281.4	$278.4	$277.2	$262.7	$1,162.7	$996.1

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(22.6)	(5.0)	(6.5)	(15.0)	(8.0)	(49.1)	(11.4)
Intangible asset write off	(16.5)	—	—	—	—	(16.5)	—

Total	(39.1)	(5.0)	(6.5)	(15.0)	(8.0)	(65.6)	(11.4)

Operating non-interest expense	286.6	276.4	271.9	262.2	254.7	1,097.1	984.7

Operating lease expense	(9.6)	(9.9)	(9.9)	(9.4)	(9.8)	(38.8)	(36.4)
Amortization of other acquisition-related intangible assets	(9.8)	(8.0)	(8.0)	(6.7)	(6.9)	(32.5)	(21.8)
Other (1)	(1.6)	(1.4)	(1.4)	(1.8)	(1.6)	(6.2)	(6.4)

Total non-interest expense for efficiency ratio	$265.6	$257.1	$252.6	$244.3	$236.4	$1,019.6	$920.1

Net interest income (FTE basis)	$390.3	$356.0	$355.4	$340.0	$339.5	$1,441.7	$1,262.4
Total non-interest income	124.2	106.0	106.3	94.6	88.7	431.1	366.4

Total revenues	514.5	462.0	461.7	434.6	428.2	1,872.8	1,628.8
Adjustments:
Operating lease expense	(9.6)	(9.9)	(9.9)	(9.4)	(9.8)	(38.8)	(36.4)
Gain on sale of branches, net of expenses	(7.6)	—	—	—	—	(7.6)	—
BOLI FTE adjustment	0.7	0.5	0.7	0.6	0.5	2.5	9.8
Net security (gains) losses	(0.1)	—	(0.1)	—	10.0	(0.2)	1.9
Other (2)	(3.2)	0.1	—	0.3	—	(2.8)	—

Total revenues for efficiency ratio	$494.7	$452.7	$452.4	$426.1	$428.9	$1,825.9	$1,604.1

Efficiency ratio	53.7%	56.8%	55.8%	57.3%	55.1%	55.8%	57.4%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per common share data)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Dec. 31, 2019 (3)	Dec. 31, 2018
Net income available to common shareholders	$134.0	$131.6	$129.7	$111.1	$129.4	$506.3	$454.0

Adjustments to arrive at operating earnings:
Gain on sale of branches, net of expenses	(7.6)	—	—	—	—	(7.6)	—
Merger-related expenses	22.6	5.0	6.5	15.0	8.0	49.1	11.4
Intangible asset write off	16.5	—	—	—	—	16.5	—
Security losses associated with tax reform (1)	—	—	—	—	10.0	—	10.0

Total pre-tax adjustments	31.5	5.0	6.5	15.0	18.0	58.0	21.4
Tax effect (2)	(6.7)	(1.1)	(1.4)	(3.1)	(13.2)	(12.2)	(14.0)

Total adjustments, net of tax	24.8	3.9	5.1	11.9	4.8	45.8	7.4

Operating earnings	$158.8	$135.5	$134.8	$123.0	$134.2	$552.1	$461.4

Diluted EPS, as reported	$0.31	$0.33	$0.33	$0.30	$0.35	$1.27	$1.29

Adjustments to arrive at operating EPS:
Gain on sale of branches, net of expenses	(0.01)	—	—	—	—	(0.01)	—
Merger-related expenses	0.04	0.01	0.01	0.03	0.01	0.10	0.02
Intangible asset write off	0.03	—	—	—	—	0.03	—
Security losses associated with tax reform	—	—	—	—	0.02	—	0.02
Tax benefit associated with tax reform	—	—	—	—	(0.02)	—	(0.02)

Total adjustments per common share	0.06	0.01	0.01	0.03	0.01	0.12	0.02

Operating EPS	$0.37	$0.34	$0.34	$0.33	$0.36	$1.39	$1.31

Average total assets	$56,130	$51,524	$51,088	$47,800	$47,721	$51,658	$45,030

Operating return on average assets (annualized)	1.13%	1.05%	1.06%	1.03%	1.12%	1.07%	1.02%

(1)	Security losses incurred as a tax planning strategy in response to a tax reform-related benefit are considered non-operating.
(2)	Includes a $9.2 million benefit recognized in connection with tax reform for the three and twelve months ended December 31, 2018.
(3)	The sum of the quarterly amounts for certain line items do not equal the full-year amount due to rounding.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Operating earnings	$158.8	$135.5	$134.8	$123.0	$134.2	$552.1	$461.4

Average stockholders’ equity	$7,654	$7,079	$6,978	$6,562	$6,515	$7,071	$6,037
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,410	6,835	6,734	6,318	6,271	6,827	5,793
Less: Average goodwill and average other acquisition-related intangible assets	3,226	3,069	3,043	2,900	2,807	3,060	2,623

Average tangible common equity	$4,184	$3,766	$3,691	$3,418	$3,464	$3,767	$3,170

Operating return on average tangible common equity (annualized)	15.2%	14.4%	14.6%	14.4%	15.5%	14.7%	14.6%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Common dividends paid	$69.9	$69.9	$69.8	$65.2	$65.1	$274.8	$243.8

Operating earnings	$158.8	$135.5	$134.8	$123.0	$134.2	$552.1	$461.4

Operating common dividend payout ratio	44.0%	51.6%	51.8%	53.0%	48.5%	49.8%	52.8%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Total stockholders’ equity	$7,947	$7,131	$7,046	$6,621	$6,534
Less: Preferred stock	244	244	244	244	244

Common equity	7,703	6,887	6,802	6,377	6,290
Less: Goodwill and other acquisition-related intangible assets	3,275	3,065	3,073	2,896	2,866

Tangible common equity	$4,428	$3,822	$3,730	$3,481	$3,424

Total assets	$58,590	$52,072	$51,622	$48,092	$47,877
Less: Goodwill and other acquisition-related intangible assets	3,275	3,065	3,073	2,896	2,866

Tangible assets	$55,315	$49,007	$48,549	$45,196	$45,011

Tangible common equity ratio	8.0%	7.8%	7.7%	7.7%	7.6%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Tangible common equity	$4,428	$3,822	$3,730	$3,481	$3,424

Common shares issued	532.83	487.59	487.35	467.38	466.32
Less: Shares classified as treasury shares	89.17	89.01	89.01	89.01	89.03
Unallocated ESOP shares	5.92	6.01	6.10	6.19	6.27

Common shares	437.74	392.57	392.24	372.18	371.02

Tangible book value per common share	$10.12	$9.74	$9.51	$9.35	$9.23